Exhibit 10.6

First Amendment to Executive Employment Agreement

This First Amendment to Executive Employment Agreement (“Amendment”) is entered into with an effective date of May 12, 2015 (the “Amendment Effective Date”) by and between Kura Oncology, Inc., a Delaware corporation (the “Company”) (successor in interest to Kura Operations, Inc., (“Kura Operations”)), and Troy Wilson (“Executive”).

Whereas, Kura Operations and Executive entered into that certain Executive Employment Agreement, dated October 1, 2014 (the “Agreement”);

Whereas, the Agreement was assigned from Kura Operations to the Company by operation of law on March 31, 2015; and

Whereas, the Parties have decided to amend the Agreement to clarify the intent of the definition of Corporate Transaction as set forth in this Amendment.

Now, Therefore, in consideration of the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Defined Terms.  All capitalized terms not otherwise defined in this Amendment shall have the same meanings that are ascribed to them in the Agreement.

2.Amend Section 9.4.  Section 9.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

9.4“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a)a sale, lease or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its subsidiaries;

(b)a merger, consolidation, or similar transaction of the Company following which such entity is not the surviving entity;

(c)a merger, consolidation or similar transaction of the Company following which such entity is the surviving entity but the shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

Notwithstanding the foregoing, the term Corporate Transaction will not include (i) a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, (ii) the acquisition of securities of the Company by an investor or any affiliate thereof that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (iii) the merger transaction between the Company and Kura Oncology, Inc. (f/k/a Zeta Acquisition Corp. III) effectuated March 31, 2015.  In addition, to the extent required for compliance with Code Section 409A, in no event will an event be deemed a Corporate Transaction if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

3.Continuing Effect.  All references to the “Agreement” in the Agreement shall hereinafter refer to the Agreement as amended by this Amendment.  Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.  Sections or other headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment; and no provision of this Amendment shall be interpreted for or against any party because that party or its legal representative drafted the provision.

4.Counterparts.  This Amendment may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

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In Witness Whereof, the parties have executed this Amendment effective as of the Amendment Effective Date.

Kura Oncology, Inc.		Executive

By:	/s/ Heidi Henson	/s/ Troy Wilson

Name:	Heidi Henson	Name:	Troy Wilson

Title:	CFO

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